20th February 2026

To Whom It May Concern

LAO Professionals consent to the inclusion of its audit report on the financial statements of Galaxy Enterprises Inc. for the fiscal period ended July 31, 2025 and 2024 in the company’s post-effective amendment to its Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Yours faithfully,

For: LAO Professionals

/s/ Lateef Awojobi

Lateef Awojobi, FCA

Lagos, 20th February 2026